UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2015

Ardelyx, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36485	26-1303944
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34175 Ardenwood Blvd.

Fremont, CA 94555

(Address of Principal Executive Offices)

(510) 745-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE

In November and December 2015, each of Michael Raab, President and Chief Executive Officer of Ardelyx, Inc. (“Ardelyx”), Mark Kaufmann, Chief Financial Officer of Ardelyx, Jeffrey Jacobs, Senior Vice President, Technical Operations, of Ardelyx, David Rosenbaum, Senior Vice President, Drug Development of Ardelyx, and Elizabeth Grammer, Vice President and General Counsel of Ardelyx entered into a written trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

Mr. Raab’s plan authorizes the sale of up to 39,900 shares of common stock of Ardelyx and ends on June 30, 2016, unless terminated earlier. Mr. Kaufmann’s plan authorizes the sale of up to 15,000 shares of common stock of Ardelyx and ends on June 30, 2016, unless terminated earlier. Dr. Jacobs’s plan authorizes the sale of up to 33,000 shares of common stock of Ardelyx and ends on December 30, 2016, unless terminated earlier. Dr. Rosenbaum’s plan authorizes the sale of up to 18,298 shares of common stock of Ardelyx and ends on June 30, 2016, unless terminated earlier. Ms. Grammer’s plan authorizes the sale of up to 12,500 shares of common stock of Ardelyx and ends on June 30, 2016, unless terminated earlier.

Trades under the plans will not occur prior to the 30-day waiting period consistent with Ardelyx’s Insider Trading Compliance Policy. Reports of the details of actual sales under the plans will be filed by the appropriate plan participant in accordance with the Securities and Exchange Commission’s regulations. Each plan participant may from time to time buy or sell Ardelyx’s securities outside of such participant’s respective plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2016	ARDELYX, INC.

	By:	/s/ Mark Kaufmann
	Name:	Mark Kaufmann
	Title:	Chief Financial Officer